Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Name of Issuer: Vanguard Fixed Income Securities Funds

            In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.            The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.            The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: September 13, 2018	/s/ Mortimer J. Buckley
Mortimer J. Buckley
Chief Executive Officer

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Name of Issuer:  Vanguard Fixed Income Securities Funds

            In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: September 13, 2018	/s/ Thomas J Higgins
Thomas J. Higgins
Chief Financial Officer